Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 24, 2008 on the financial statements of T.O.D. Taste on Demand Inc. for the period ended November 30, 2007 and for the period from August 31, 2007 (inception) to November 30, 2007, included herein on the registration statement of T.O.D. Taste on Demand Inc. on Form SB-2, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Berman & Company, P.A.
Berman & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
January 28, 2008